Exhibit 99.2

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President,	FINN Partners
Chief Financial Officer	(615) 324-7346
Addus HomeCare Corporation	dru.anderson@finnpartners.com
(469) 535-8200
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES PRICING OF

PUBLIC OFFERING OF COMMON STOCK

Frisco, Texas (June 26, 2024) – Addus HomeCare Corporation (Nasdaq: ADUS) (“Addus” or the “Company”), a provider of home care services, today announced the pricing of an underwritten public offering of 1,500,000 shares of common stock (“Common Stock”) at the public offering price of $108.00 per share. Addus has granted the underwriters a 30-day option to purchase up to 225,000 additional shares of Common Stock on the same terms and conditions. The gross proceeds to the Company from the offering, before deducting underwriting discounts and commissions and estimated offering expenses, are expected to be $162 million, excluding any proceeds from the exercise of the underwriters’ option to purchase additional shares from the Company. Addus intends to use approximately $81.4 million of the net proceeds it receives from this offering for the repayment of all indebtedness outstanding under its credit facility and the remainder for general corporate purposes, including the Company’s previously announced acquisition of the personal care assets of Gentiva and any future acquisitions or investments. There were no selling stockholders in the offering.

BofA Securities and Jefferies are acting as joint book-running managers for the offering and Oppenheimer & Co., Raymond James, RBC Capital Markets and Stephens Inc. are acting as co-managers. The offering is expected to close on or about June 28, 2024, subject to customary closing conditions.

An automatic shelf registration statement (including a prospectus) relating to the offering of Common Stock was filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 2, 2022, and became effective upon filing. This offering is being made only by means of a prospectus supplement and the accompanying prospectus that forms a part of the effective shelf registration statement. A preliminary prospectus supplement relating to, and describing the terms of, the offering was filed with the SEC on June 26, 2024 and is available on the SEC’s website at www.sec.gov. The final prospectus supplement and the accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by request from BofA Securities NC1-022-02-25, Attn: Prospectus Department, 201 North Tryon Street, Charlotte, NC 28255, or by emailing dg.prospectus_requests@bofa.com, or Jefferies LLC, Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, or by telephone at (877) 821-7388, or by emailing Prospectus_Department@Jefferies.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

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ADUS Announces Pricing of Public Offering of Common Stock

June 26, 2024

About Addus

Addus is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus’ consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus currently provides home care services to approximately 49,000 consumers through 214 locations across 22 states.

Certain matters discussed in this press release, including those relating to timing for completion of the offering and the use of proceeds from the offering, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “will,” “continue,” “expect,” “believe” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results and the timing of certain events to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, the following: the impact of macroeconomic conditions, including significant global inflation and elevated interests rates, legislative developments, trade disruptions and the potential adverse effects of current geopolitical conditions; business disruptions due to natural disasters, acts of terrorism, pandemics, riots, civil insurrection or social unrest, looting, protests, strikes or street demonstrations; changes in operational and reimbursement processes and payment structures at the state or federal levels; changes in Medicaid, Medicare, other government program and managed care organizations policies and payment rates, and the timeliness of reimbursements received under government programs; changes in, or our failure to comply with existing, federal and state laws or regulations or our failure to comply with new government laws or regulations on a timely basis; competition in the healthcare industry; the geographical concentration of our operations; changes in the case mix of consumers and payment methodologies; operational changes resulting from the assumption by managed care organizations of responsibility for managing and paying for our services to consumers; the nature and success of future financial and/or delivery system reforms; changes in estimates and judgments associated with critical accounting policies; our ability to maintain or establish new referral sources; our ability to renew significant agreements or groups of agreements; our ability to attract and retain qualified personnel; federal, state and city minimum wage pressure, including any failure of any governmental entity to enact a minimum wage offset and/or the timing of any such enactment; changes in payments and covered services due to the overall economic conditions and deficit reduction measures by federal and state governments, and our expectations regarding these changes; cost containment initiatives undertaken by federal and state governmental and other third-party payors; our ability to access financing through the capital and credit markets; our ability to meet debt service requirements and comply with covenants in debt agreements; our ability to integrate and manage our information systems; any security breaches, cyber-attacks, loss of data, or cybersecurity threats or incidents, and any actual or perceived failures to comply with legal requirements related to the privacy of confidential consumer data and other sensitive information; the size and growth of the markets for our services, including our expectations regarding the market for our services; eligibility standards and limits on services imposed by state governmental agencies; the potential for litigation, audits and investigations; discretionary determinations by government officials; our ability to successfully implement our business model to grow our business; our ability to continue identifying, pursuing, consummating and integrating acquisition opportunities, and expand into new geographic markets; the impact of acquisitions and dispositions , including the potential inability to realize the benefits of potential acquisitions on our business; the effectiveness, quality and cost of our services; our ability to successfully execute our growth strategy; changes in tax rates; the impact of inclement weather or natural disasters; and various other matters, and other risks set forth in the section titled “Risk Factors” in our periodic reports filed with the SEC, including, but not limited to, the our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and our other filings with the SEC, including the preliminary prospectus supplement and the final

ADUS Announces Pricing of Public Offering of Common Stock

June 26, 2024

prospectus supplement (when available). We caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. Except as required by law, we undertake no obligation to update or revise any forward-looking statements that it makes in its press releases, whether as a result of new information, future events or otherwise.

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